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                                                                    EXHIBIT 10.9
                              MANAGEMENT, LICENSING
                            AND FACILITIES AGREEMENT

         This Agreement is made effective as of February 3, 1992 by and between MICA CAL IV, INC., a California corporation (hereinafter referred to as "Corporation"), and Magnetic Imaging Medical Group (hereinafter referred to as "Physician Group").

                                    RECITALS

         A. Corporation, after careful study, has concluded that there is a need in Laguna Niguel, California for a medical center specializing in performing a variety of medical imaging and diagnostic services by experienced physicians at reasonable cost.

         B. Corporation has a comprehensive system for establishing and providing financial and related management to such a medical center which makes available to qualified physician groups a fully staffed facility, equipment, supplies, management, capital, marketing services, and system necessary to provide a large volume of medical imaging and diagnostic services to patients at reasonable cost. These services will be obtained from Medical Imaging Centers of America, Inc. ("MICA").

         C. Corporation desires to make its system available to physician groups who are capable of offering high quality services to the public at a competitive cost. To that end, Corporation has committed substantial resources, and has incurred substantial expenses and future obligations to develop the medical imaging center located at The Center at Rancho Niguel, 25500 Rancho Niguel Road, Suite 140, Laguna Niguel, California 92677.

         D. Physician Group desires to contract with Corporation for use of Corporation's management services and system of delivering medical imaging and diagnostic care, a sublease for the Center, and a license for use of any appropriate trade names and marks which corporation may own or own rights to license.

                                    AGREEMENT

         NOW, THEREFORE, the parties agree as follows;

                                    ARTICLE I

                                Duties of Parties

         1.1 Management Services of Corporation. Corporation shall provide the following services:


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         a. General Administrative Services. Overall supervision and management of the Center, including supervision over the services and personnel described below.

         b. Personnel. Provision to the Center of all non-physician group personnel needed to operate and support the Center, such as technologists, receptionists, secretarial, clerical, purchasing and marketing personnel. No Center Manager shall be employed or terminated by the Corporation without the consent of Physician Group, which consent shall not be unreasonably withheld.

         c. Training. Training of all non-physician group personnel at the Center.

         d. Fiscal Services. Fiscal services for the Center including accounting, auditing, bookkeeping, budgeting, patient billings and record keeping, accounts receivable, accounts payable processing, and electronic data processing.

         e. Patient Records. Ownership and maintenance of patient medical records and archives for patients seen at the Center, record retrieval and record monitoring to assist Physician Group with utilization and quality assurance reviews.

         f. Quality Control. Assistance to Physician Group in the development of appropriate quality control programs and protocols, including development of performance and utilization standards, sampling techniques for case review, and preparation of appropriately documented studies.

         g. Administrative Services for Physician Group. Provision of general administrative services to Physician Group in connection with its business affairs relating to the Center, which shall include billing and accounting services with respect to income collected and disbursements made by Corporation, and such other administrative services as may from time to time be necessary for the business of the Center.

         h. Management Reports. Preparation of management reports to assist Physician Group in evaluating the performance and productivity of the Center and of other doctors employed by or contracted with Physician Group at the Center.

         i. Marketing. Marketing of the medical imaging and diagnostic services offered at the Center by Physician Group pursuant to a marketing plan to be jointly developed.

         j. Equipment and Supplies. Provision of all equipment, furnishings, and supplies reasonably necessary for the efficient operation of the Center.

         k. Janitorial and Maintenance Service. Janitorial, grounds and maintenance services for the Center and its equipment and furnishings.


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         1.2 Administrative Services of Physician Group. Physician Group shall cooperate with the Corporation and use its best efforts to assure the continuing success of the Center. These efforts shall include, by way of example and not limitation: (1) promotion of services provided by the Center including professional contact with other health care providers to apprise such individuals and groups of the nature and availability of services offered at the Center, (2) provision of technical advice and assistance with respect to the acquisition, installation and maintenance of equipment, (3) participation in planning for the Center, (4) the development of policies and standards for operation. Physician Group shall also provide such administrative services at the Center as shall be necessary to assure that medical services are provided efficiently and commensurate with a high standard of care for the medical community in Laguna Niguel, California. In doing so, Physician Group shall consult with Corporation concerning non-physician group staffing requirements, needed equipment and supplies, preparation of a suitable budget, the need for ancillary support, so as to optimize the smooth and efficient functioning of the Center. Physician Group shall analyze the efficiency of the Center and monitor and evaluate the Center personnel, both physician group and non-physician group personnel. Physician Group shall provide their evaluations and recommendation to Corporation. Any such recommendations and evaluations shall be rendered on a confidential basis and may include specific designation of non-medical personnel considered unacceptable by Physician Group.

         1.3 Notification of Payer Disputes. Physician Group agrees to notify Corporation of any complaints arising under any agreement between Physician Group and a third-party payer for services provided at the Center, and Physician Group shall immediately notify Corporation of any notice of termination of any agreement with a third-party payer. Physician Group shall consult with the Corporation and cooperate to resolve such problems as may arise under third-party payer agreements. Physician Group shall also consult with Corporation prior to terminating any third-party payer agreement.

                                   ARTICLE II

                               Licensing Agreement

         2.1 License of Trade Names and Marks. In consideration of the payment provided for herein and the agreement of Physician Group to perform all of the terms, covenants and conditions contained in this Agreement and the sublease for the Center pursuant hereto, Corporation agrees to license to Physician Group the nonexclusive right to use, subject to all legal restrictions upon physician group advertising, such trade names and marks as MICA may license to the Corporation, or as Corporation may from time to time adopt for use in connection with its business, or the business of the Center but only in respect to business of Physician Group conducted (1) at the Center while Physician Group's sublease is in effect, (2) while this Agreement is in effect, and (3) if the Corporation has not declared a default and Physician Group is in compliance with all of the terms, covenants and conditions contained in this Agreement, and the sublease for the Center.


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         2.2 Use of Trade Names and Marks. The exact manner of use of trade names and marks licensed to Physician Group shall be subject to the prior written consent of Corporation. Physician Group shall not use said names or marks in publicly disseminated materials without such consent.

         2.3 Nonexclusive Right. The license granted to Physician Group in
Section 2.1 hereof is nonexclusive.

         2.4 Term of License. The license granted herein shall terminate when Physician Group's sublease expires or terminates, and shall terminate when this Agreement expires or terminates.

         2.5 Use of Trade Names and Marks After Term. Upon termination of this license, Physician Group shall immediately discontinue the use of any trade names and marks licensed to Physician Group hereunder in every respect, shall execute all documents necessary to satisfy third- parties, including government agencies regulating corporations and the practice of medicine that Physician Group has no continuing interest in the trade names or marks of Corporation or of MICA, and Physician Group shall not make any reference on Physician Group's letterhead or in other materials to their former affiliation with Corporation, or any affiliation with MICA.

         2.6 Protecting Goodwill. As further consideration for the opportunity to sublease the Center and conduct the practice of medicine from the Center and for the use of such trade names and marks, Physician Group agrees it will take all necessary steps to preserve and protect the reputation and goodwill associated with the Center and said names and marks including, without limitation, the following:

                  a. Assigned Physician Group. Physician Group shall contract only with well- qualified licensed medical doctors who are experienced in medical imaging and diagnostic care provided at the Center, and the assignment and continued service of an employed or contract medical doctor to work at the Center shall be subject to the approval of Corporation, which shall not be unreasonably withheld.

                  b. Compliance With Law. Physician Group and their physician group- contractors and physician group-employees shall comply with all laws, regulations, ethical and professional standards applicable to the practice of medicine.

                  c. Monitoring of Services. Physician Group shall rigorously monitor utilization and quality of services provided at the Center and shall take all steps necessary to remedy any and all deficiencies in the efficiency or the quality of medical care provided.

                  d. Time Commitment. Corporation shall, after consultation with Physician Group, establish reasonable business hours for the operation of the Center. Physician Group shall engage a sufficient number of physician group-employees or physician group-contractors to meet


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the demand and potential demand for medical imaging and diagnostic services at the Center, and to assure the efficient operation of the Center during its established business hours. Throughout the term of this Agreement, Physician Group shall exercise its highest skills and best efforts to cause the practice at the Center to grow in volume and profitability. To the latter end, except for undertaking bona fide charity cases on a basis customary for physician groups in the Laguna Niguel area, without written consent of the Corporation, Physician Group shall only use the Center for performance of medical services which are compensable by the payment of professional fees established under Section 6.3, or as approved by the Corporation.

                                   ARTICLE III

                               Sublease of Center

                  Concurrently with executing this Agreement, the parties are entering into a sublease for the Center of even date, which is incorporated by this reference as if fully set forth herein.

                                   ARTICLE IV

                             Relationship of Parties

                  4.1 Practice of Medicine. A fundamental understanding between the parties is that Corporation shall not participate in any manner in the medical services rendered by Physician Group in the conduct of its medical practice at the Center. Corporation may make recommendations, but shall have no control, over matters affecting Physician Group's medical practice, including without limitation the following: furnishing physician groups, supervising medical services, or any and all other matters affecting the practice of medicine. All patients treated by Physician Group shall be deemed to be the patients of Physician Group. Physician Group shall not represent in any direct or indirect manner to the public or any third party that Corporation has participated, is participating, or will participate in the practice of medicine in any manner.

                  4.2 Relationship of Parties. This Agreement does not constitute either party the agent, legal representative or employee for any purpose whatsoever of the other party, and neither party is granted any right or authority to assume or create any obligation for or on behalf of, or in the name of, or in any way to bind the other party. Each party agrees not to incur or contract for any debt or obligation on behalf of the other party, or commit any act, make any representation or advertise in any manner which may adversely affect any right of the other party, or be detrimental to its good name and reputation.


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                                    ARTICLE V

             Proprietary Interest and Rights of Corporation and MICA

                  5.1 Proprietary Interest of Corporation and MICA. Physician Group recognizes the proprietary interest of Corporation and MICA in the Corporation and MICA business system for operating a medical imaging and diagnostic center, including all policies, procedures, operating manuals, forms, customer lists, contracts, and other information regarding such system. Physician Group acknowledges and agrees that such information constitutes trade secrets of Corporation and MICA. Physician Group hereby waives any and all right, title and interest in and to such trade secrets and agrees to return all copies of such trade secrets and information related thereto, at its expense, upon termination of this Agreement.

                  5.2 Confidentiality. Physician Group acknowledges and agrees that Corporation and MICA are entitled to prevent its competitors from obtaining and utilizing its trade secrets. Physician Group agrees to hold the trade secrets of Corporation and MICA in strictest confidence and not to disclose them or allow them to be disclosed directly or indirectly to any person or entity other than persons engaged by Physician Group for use in the course of their Employment at the Center, without the prior written consent of Corporation and MICA. Physician Group acknowledges its confidential relationship to Corporation and of any information relating to the services and business methods of Corporation or MICA which it may obtain during the term of this Agreement. Physician Group shall not, either during the term of this Agreement, or at any time after the expiration or sooner termination of this Agreement, disclose to anyone other than persons employed at the Center who use the information in the course of their employment any confidential or proprietary information or trade secret of Corporation obtained by it. Physician Group also agrees to place under legal obligation to treat such information as strictly confidential any persons to whom said information is disclosed for the purpose of performance.

                  5.3 Successor Medical Group. Upon termination of this Agreement, or the sublease of the Center for any reason, other than acts or omissions of Corporation, whichever first occurs, Corporation shall have the immediate right, in its sole discretion, to designate a professional corporation, corporation or sole proprietor as successor to Physician Group at the Center. If such professional corporation, corporation or sole proprietor is composed solely of duly licensed physician groups, they shall be entitled to retain and utilize all existing customer lists and patient records at the Center. Corporation agrees that all records transferred to Physician Group's successor shall be maintained as long as required by law regulating retention of medical records, and copies of said records shall be made available to Physician Group at their expense, if required for the purpose of defending any malpractice claim against Physician Group, or for the purpose of providing medical care. The rights of the parties under this Section shall survive termination of this Agreement.


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                                   ARTICLE VI

                                  Compensation

                  6.1 Inducement to Enter Agreement. As partial consideration, and as an inducement to Physician Group for entering this Agreement, Corporation shall be responsible for any losses related to the operation of the Center which do not arise from wrongful or negligent acts or omissions of Physician Group.

                  6.2 Corporation's Risk. Corporation has incurred substantial expenses and future obligations to establish the Center, the system for the delivery of medical imaging and diagnostic services, including fees for consultants and other professionals, salaries for responsible staff, interest expenses, lease obligations, and costs of equipping the Center. Corporation has also assumed substantial obligations associated with the continuing operation of the Center. Although there is uncertainty about the profitability of the Center during the initial years of operation, Corporation is assuming responsibility for losses as provided in Section 6.1. The parties therefore recognize and agree that in order for Corporation to receive a fair and reasonable return for its expenses and risks, a fair return for lease of premises, services, and the use of its trade names and marks hereunder, as well as to permit the necessary accumulation of capital to establish and maintain a first rate and fully equipped Center, a goal the parties hereto agree to be desirable, the total payments to Corporation should increase in future years.

                  6.3 Professional Fees. Physician Group shall, in consultation with Corporation, establish a schedule of fees and charges for medical services at the Center. This schedule shall not be revised or modified without approval and notice to Corporation.

                  6.4 Billing and Collections. Billings to patients for all services rendered at the Center shall be in the name of Physician Group. Corporation, or its delegate, shall serve as billing and collection agent for Physician Group, and shall be diligent and timely in the performance of billing and collection services. However, Corporation does not guarantee collection and shall not be responsible for any loss to Physician Group as a result of inability to collect fees and charges. Collections shall be held in an account established by Corporation until distributed, and Corporation is authorized to withdraw from said accounts disbursements due and owing to it for services under the Agreement.

                  6.5 Intention of the Parties. It is the intention of the parties hereto that from the revenues of the Center Physician Group shall be fairly and reasonably compensated for its professional services and those of the physician groups engaged by it, and Corporation shall be fairly and reasonably compensated for the sublease of the Center, the licensing of trade names and marks, the provision of services by it pursuant to this Agreement, and for the expenses, obligations, and risks assumed by it in connection with the establishment and operation of the Center and the operation of the Corporation system.


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                  6.6 Fair and Reasonable Compensation of Physician Group. The
parties hereto agree Physician Group will be fairly and reasonably compensated for its services and those of the physicians it engages by retaining in the aggregate twenty percent (20%) of the revenues actually collected for each medical imaging diagnostic or other medical procedure ("medical services") performed by Physician Group at the Center. For purposes of this Agreement, aggregate revenues collected shall mean all collected receipts for medical imaging, diagnostic and other medical procedures performed at the Center, including charges for use of equipment, supplies, facilities and Center personnel in connection with performance of medical services.

                  6.7 Fair and Reasonable Compensation to Corporation. Any revenues or receipts in excess of those retained by Physician Group as provided in Section 6.6 hereof shall be paid to Corporation as compensation for the sublease of the Center, provision of services under this Agreement, the licensing of trade names and marks to Physician Group, and for its expenses, obligations, and risks in connection with the establishment of the Center, and the operation of the Corporation system. Said compensation includes rent to Corporation for the Center subleased by Physician Group.

                  6.8 Remittance. All monies which physician groups are entitled pursuant to Section 6.6 and all monies which Corporation is entitled to receive pursuant to Section 6.7 shall be accounted for and disbursed biweekly.

                                   ARTICLE VII

                              Term and Termination

                  7.1 Term. Subject to paragraphs 7.2 and 7.3 below, this Agreement shall become effective on the date first above written and shall continue for a period of five (5) years unless sooner terminated in accordance with this Agreement.

                  7.2 Termination by the Corporation. This Agreement may be terminated by Corporation upon thirty (30) days' prior written notice to Physician Group upon occurrence of the following:

                           7.2.1 The Prime Lease pursuant to which Corporation
is leasing the Center is terminated as a result of the acts or omissions of Physician Group or any reason.

                           7.2.2 Physician Group, or any shareholder, director
or physician group employee of Physician Group engages in any criminal act in the nature of conversion, embezzlement or theft relative to the business conducted pursuant to this Agreement; Physician Group will maintain adequate physician group-employee dishonesty insurance.


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                           7.2.3 Physician Group, or either of them, is
liquidated or dissolved, or files a petition seeking protection under any state or federal insolvency or similar law affecting the rights of creditors generally, or a similar filing is made against the Physician Group, or a receiver is appointed for all or substantially all of the Physician Group's assets, unless said filing is dismissed within thirty (30) days.

                           7.2.4 Breach by Physician Group of any of their
obligations under this Agreement, which breach continues for a period of thirty
(30) days following written notice of the breach, or otherwise by mutual agreement.

                           7.2.5 Conduct by Physician Group, their employees or
agents which is disruptive of operations of the Center, which interferes with the performance of the Corporation's duties under this Agreement, provided such conduct continues or reoccurs more than fifteen (15) days following written notice to Physician Group of such breach.

                           7.2.6 Conduct by Physician Group, its employees or
agents imposing, or which may impose, civil or criminal liabilities (other than liability for medical malpractice) on Corporation.

                  7.3 Termination By Physician Group. This Agreement may be terminated by Physician Group upon thirty (30) days' written notice to the Corporation upon the occurrence of the following:

                           7.3.1 The Prime Lease pursuant to which Corporation
is leasing the Center is terminated as the result of acts or omissions of Corporation or for any other reason other than acts or omissions of Physician Group, its employees or agents.

                           7.3.2 Corporation or any of the officers of the
Corporation, engage in any criminal act in the nature of conversion, embezzlement or theft relative to the payments due to the Physician Group under this Agreement. Corporation will maintain adequate employee dishonesty insurance.

                           7.3.3 The Corporation is liquidated or dissolved, or
files a petition seeking protection under any state or federal insolvency or similar law affecting the rights of creditors generally, or a similar filing is made against the Corporation, or a receiver is appointed for all or substantially all of the Corporation's assets, unless such filing is dismissed within thirty (30) days.

                           7.3.4 Corporation fails to perform its material
duties as set forth herein for more than thirty (30) days following the giving of written notice of the breach, or otherwise by mutual agreement.

                  7.4 Rights Upon Termination. The termination of this Agreement shall not release or discharge either party from any obligation, debt or liability which shall have previously accrued


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and remains to be performed upon the date of termination, or which by its terms is to be performed after the date of termination. Upon termination, the parties shall each be entitled to compensation in accordance with the terms of this Agreement, for services rendered through the date of termination, but such compensation shall be limited to monies with respect to the period prior to termination which are collected within one hundred and twenty (120) days after the date of termination. Any monies collected thereafter shall be the property of the Corporation.

                                  ARTICLE VIII

                               General Provisions

         8.1 Insurance. Physician Group shall obtain and maintain professional liability insurance and coverages on all medical doctors providing medical services to patients at the Center, with reasonable limits to be agreed upon. Corporation shall obtain and maintain professional liability insurance on all nonprofessional staff, with reasonable limits to be agreed upon.

         8.2 Assignment. The rights conferred upon Physician Group hereunder may not be transferred or assigned without the prior written consent of Corporation and any assignment in violation of this section shall be void. However, each Physician Group may form a professional medical corporation of which he is the principal shareholder and transfer this Agreement to said professional corporation, provided performance of this Agreement is guaranteed by all shareholders of such corporation. It is understood and agreed that Corporation and its successors shall have the right to assign this Agreement.

         8.3 Third-Party Beneficiary. MICA shall be a third-party beneficiary of the provisions of this Agreement pertaining to it.

         8.4 Governing Law. This Agreement shall be governed by the laws of the State of California.

         8.5 Article and Section Headings. The article and section headings in this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit, or aid in the construction of any term or provision hereof.

         8.6 Attorneys' Fee. Should any party employ an attorney for the purpose of enforcing this Agreement, or any judgment based thereon, in any court, including bankruptcy courts and courts of appeal, or arbitration proceedings, the prevailing party shall be entitled to receive its attorneys' fees and costs, whether taxable or not.

         8.7 Waiver. The waiver of any covenant, condition or duty hereunder by either party shall not prevent that party from later insisting upon full future performance of the same.


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         8.8 Amendment. No amendment in the terms of this Agreement shall be binding on either party unless in writing and executed by the duly authorized representatives of each party.

         8.9 Notice. Any communication under this Agreement shall be given in writing and shall be delivered in person or by prepaid certified or registered mail to each party at such address as either party shall furnish to the other in writing. Notice shall be deemed given when personally delivered, or if given by mail, then two days after deposit in the United States mail, postage prepaid.

         8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         8.11 Entire Agreement This Agreement and the sublease referenced herein constitute the entire agreement between the parties in connection with the subject matter hereof and shall supersede all prior agreements, whether oral or in writing, whether explicit or implicit, which have been entered into prior to the execution hereof.

         8.12 Notwithstanding any term in this Agreement and the sublease agreement, the Corporation, in an effort to utilize all available capacity of the Centers imaging equipment on a time available basis may sublet the use of the Center's equipment to other physician groups, paying the Physician Group a 5% medical supervisory fee. The Corporation will consult with the Physician Group regarding sublease of renter equipment and the Physician Group will cooperate in this effort.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                      MICA CAL IV, INC.

                                                      By:  /s/ ROBERTS MUEHLBERG
                                                           ---------------------

                                                      PHYSICIAN GROUP

                                                      By:  /s/ JOEL LEVINE, MD
                                                           ---------------------



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                                    AMENDMENT

         AMENDMENT TO the Management, Licensing and Facilities Agreements entered into by and between predecessors to MAGNETIC IMAGING MEDICAL GROUP, INC., a California professional corporation (hereinafter referred to as "Physician Group" and MEDICAL IMAGING CENTERS OF AMERICA, INC., a California corporation ("MICA") which wholly-owned subsidiaries are MICA CAL I, Inc., a California corporation ("M-I") and the managing general partner of Long Beach Medical Imaging Center, Ltd., a California limited partnership ("Long Beach"), MICA CAL II, INC., a California corporation ("M-III") and MICA CAL IV, INC., a California corporation ("M-IV").

                                 R E C I T A L S

         A. On March 28, 1984, Long Beach entered into a Management, Licensing and Facilities Agreement with the predecessor to the Physician Group. A true and correct copy of that Agreement is attached hereto as Exhibit A (the "A Agreement").

         B. On March 14, 1988, M-IV entered into a Management, Licensing and Facilities Agreement with the predecessor to the Physician Group. This Agreement was extended on May 29, 1992. A true and correct copy of that Agreement as extended is attached hereto as Exhibit B (the "B Agreement").

         C. On February 3, 1992, M-IV entered into a Management, Licensing and Facilities Agreement with the predecessor to the Physician Group. A true and correct copy of that Agreement is attached hereto and marked as Exhibit C (the "C Agreement").

         D. On July 1, 1994, M-III entered into a Management, Licensing and Facilities Agreement with the predecessor to the Physician Group. A true and correct copy of that Agreement is attached hereto and marked as Exhibit D (the "D Agreement").

         E. The A Agreement is an agreement which has a term which does not terminate except on the occurrence of certain events while the B, C, and D Agreements have terms which end on different dates in 1997 and 1998. MICA wished to place limits on the term of the A Agreement and the Physician Group is willing to permit such limits and both parties wish each ot eh Agreements to be coterminous. All of the parties wish to provide for certainty and continuity of service in their relationship as well as revise certain of the compensation provisions and clarify certain other matters.

         NOW THEREFORE, in consideration of their mutual covenants and promises and for other good and valuable consideration, receipt of which each party acknowledges, the parties agree as follows:

         1. Term.

                  The term as set forth in each of the Agreements (Section 7.1 of Exhibits A, B, C and D) is hereby revised to read as follows:

                  7.1 Term. The term hereunder shall commence January 1, 1996 and shall continue for five (5) years. Provided that Physician Group is not in material default pursuant to this Agreement then and in that event Physician Group shall have the right to extend the term of this Agreement for two (2) consecutive five (5) year terms so long as it shall give written notice to the other party no less than sixty (60) days prior to the end of a term hereunder. If a party believes a material default has occurred it shall promptly give written notice to the other party specifying the nature of the material default and providing a recommended method of cure. The notified party shall have ninety
(90) days to correct the material default either in accordance with the suggested methodology or by an alternate equally effective methodology. The failure to provide notice within thirty (30) days of an event giving rise to a material default shall be deemed a waiver of such default. Notwithstanding anything to the contrary set forth in this Agreement, it is understood and agreed that this Agreement is attached to the assets of the Center. To the extent the Center or its assets are sold, assigned or otherwise transferred, this Agreement must be transferred and accepted in full by the acquirer as a condition of such acquisition, assignment or transfer.

         2. Compensation.

                  (a) The Compensation as set forth at Section 6.6 in each of those Agreement attached as Exhibits A and B is hereby revised to read as follows:

                           6.6 Compensation of Physician Group. The parties
hereto agree Physician Group will be fairly and reasonably compensated for its services by retaining in the aggregate Twenty percent (20%) of the first Two Hundred Thousand Dollars ($200,000) of revenues each month actually collected for each medical imaging diagnostic or other medical procedure ("medical services") performed by Physician Group at the Center with Physician Group receiving Eighteen percent (18%) of such revenues in excess of Two Hundred Thousand Dollars ($200,000) actually collected each month. For purposes of this Agreement aggregate revenues collected shall mean all collected receipts for medical imaging, diagnostic and other medical procedures performed at the Center, including charges for use of equipment, facilities and Center personnel in connection with performance of medical services (the aggregate of the "Professional" and "Technical" components). Notwithstanding the foregoing, in those instances in which Technical only services are performed at the Center, or in which injections are provided, Physician Group shall receive an amount equal to Ten percent (10%) of the revenues actually collected for such services each month.

                  (b) The compensation as set forth in Section 6.6 in each of Exhibits C and D is hereby revised to read as follows:

                  6.6 Compensation of Physician Group. The parties hereto agree Physician Group will be fairly and reasonably compensated for its services by retaining in the aggregate Twenty percent (20%) of the first One Hundred Thousand Dollars ($100,000) of revenues each month actually collected for each medical imaging diagnostic or other medical procedure ("medical services") performed by Physician Group at the Center with Physician Group receiving Eighteen percent (18%) of such revenues in excess of One Hundred Thousand Dollars ($100,000) actually collected each month. For purposes of this Agreement aggregate revenues collected shall mean all collected receipts for medical imaging, diagnostic and other medical procedures performed at the Center, including charges for use of equipment, facilities and Center personnel in connection with performance of medical services (the aggregate of the "Professional" and "Technical" components). Notwithstanding the foregoing, in those instances in which Technical only services are performed at the Center, or in which injections are provided, Physician Group shall receive an amount equal to Ten percent (10%) of the revenues actually collected for such services each month in recognition of their supervisorial responsibilities.

         3. Statement of Revenues. A new Section 6.10 shall be added to Exhibit A and a new Section 6.9 to Exhibits B, C and D which provides as follows:

                  6.9[10] Statement of Revenues. Partnership [Corporation] shall furnish to Physician Group a statement of revenues generated by Physician Group upon or as to which a fee to be paid to Physician Group hereunder is calculated at the end of every month. This statement shall be submitted to Physician Group on the tenth (10th) day of each month reflecting the previous month's revenue from services rendered by Physician Group. Each statement shall be signed and certified to be correct by Partnership [Corporation] or its authorized representative. Partnership [Corporation] shall keep in the Center premises full and accurate books of account, records, cash receipts, and other pertinent data showing its revenues. Such books of account, records, cash receipts and other pertinent data shall be kept for a period of two (2) years. Physician Group shall be entitled during the term and within two (2) years after expiration or termination of this Agreement to inspect and examine all of Partnership's [Corporation's] books of account, records, cash receipts, and other pertinent data relative only to the revenues involving the Center, so that Physician Group can ascertain Center's revenues. Partnership [Corporation] shall cooperate fully with Physician Group in making the inspection. Physician Group shall also be entitled once during each year of the Agreement and once after expiration or termination to an examination of Center's books of account, records, cash receipts and other pertinent data to determine Center's revenues by a certified public accountant to be designated by Physician Group, and who will be paid solely by Physician Group, unless such review shall disclose an understatement by Center of two percent (2%) or more in which case all expenses of such examination will be paid by Partnership [Corporation].

         4. Reference. It is hereby agreed between the parties hereto that wherever the term "Physicians" or "Physician Group" appears in Exhibits A, B, C and D it shall be deemed to mean "Magnetic Imaging Medical Group, Inc., a California professional corporation.

         5. Indemnification. MICA and Long Beach, jointly and severally, agree to indemnify and hold Physician Group together with its predecessors, harmless against any and all liabilities which it might incur in connection with its service as a General Partner of Long Beach. Physician Group shall promptly notify MICA of the existence of any claim, demand or other matter involving liabilities to third parties to which MICA's indemnification obligations would apply and shall give MICA a reasonable opportunity to defend the same at its own expense and with counsel of its own selection. If MICA, within a reasonable time after notice, fails to defend, Physician Group shall have the right, but not the obligation, to undertake the defense of and to compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf of MICA.

                           [INTENTIONALLY LEFT BLANK]

         6. Incorporation. Except as specifically revised herein, Exhibits A, B, C and D are incorporated herein in full and restated as revised.

         Executed this 31st day of January, 1996 at Long Beach, California.

                                                MAGNETIC IMAGING MEDICAL
                                                GROUP, INC.

                                                By /s/ Joel Levine, M.D.
                                                   -----------------------------
                                                Its CFO
                                                   -----------------------------

                                                MEDICAL IMAGING CENTERS OF
                                                AMERICA, INC.

                                                By /s/ Robert S. Muehlberg
                                                   -----------------------------
                                                Its President and CEO
                                                   -----------------------------

                                                LONG BEACH MEDICAL IMAGING
                                                CENTERS, LTD.

                                                   By MICA CAL I, INC.
                                                   Its Managing General Partner

                                                By /s/ Robert S. Muehlberg
                                                   -----------------------------
                                                Its President
                                                   -----------------------------

                                                MICA CAL III, INC.

                                                By /s/ Robert S. Muehlberg
                                                   -----------------------------
                                                Its President
                                                   -----------------------------

                                                MICA CAL IV, INC.

                                                By /s/ Robert S. Muehlberg
                                                   -----------------------------
                                                Its President
                                                   -----------------------------